- MORE -
                                    - MORE -
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (D) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): November 4, 2002


Exact  name  of  Registrant  as  specified  in  its charter:     Central Parking
Corporation

State  or  other  jurisdiction  of  incorporation:     Tennessee

Commission  File  Number:     001-13950

IRS  Employer  Identification  Number:     62-1052916

Address  of  principal  executive  offices:     2401  21st  Avenue  South
                                                Suite  200
                                                Nashville,  TN  37212

Registrant's  telephone  number,  including  area  code:     (615)  297-4255

Former  name  or  former  address,  if  changed  since
 last  report:     Not  applicable

ITEM  5.     OTHER  EVENTS

On November 4, 2002, the Registrant announced its operating results for the fourth quarter and the year ended September 30, 2002.

ITEM  7.     FINANCIAL  STATEMENTS  AND  EXHIBITS
     (c)  EXHIBITS
     Exhibit  No.  99.1     Text  of  press  release  dated  November  4,  2002

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   Central  Parking  Corporation
                                                   /s/  Hiram  A.Cox
                                                   -----------------

Date:  November  6,  2002                          By:  Hiram  A.  Cox
                                                   Chief  Financial  Officer

EXHIBIT  99.1
-------------

FOR  IMMEDIATE  RELEASE
-----------------------

Investor Contact:  William J. Vareschi, Jr.     or     Hiram A. Cox
                   Vice Chairman and                   Senior Vice President and
                     Chief Executive Officer             Chief Financial Officer
                   (615) 297-4255                      (615) 297-4255
                   bvareschi@parking.com               hcox@parking.com
                   ---------------------               ----------------

Media  Contact:    Richard Jonardi
                   Communications Manager
                   (615) 297-4255
                   rjonardi@parking.com
                   --------------------


            CENTRAL PARKING CORPORATION REPORTS FISCAL FOURTH QUARTER
                           AND FULL YEAR 2002 EARNINGS

NASHVILLE, TENN. (NOV. 4, 2002) -- Central Parking Corporation (NYSE: CPC) today announced earnings for the fourth fiscal quarter ended September 30, 2002 before property-related activities and non-recurring items (pro forma) of $7.8 million, or $0.22 per share, an increase of 15% over prior year results of $6.8 million, or $0.18 per share. For comparability purposes, prior year pro forma earnings per share have been increased by $0.07 to reflect the discontinuation of goodwill amortization relating to the Company's October 1, 2001 adoption of Statement of Financial Accounting Standards No. 142.

     Revenues (excluding reimbursed management costs) for the fourth quarter of fiscal 2002 increased to $177.9 million, an increase of 2% over the $174.4 million recorded in the year-earlier period. As previously announced in the fiscal third quarter of fiscal 2002, the Company adopted a new accounting standard (EITF 01-14), which requires the recognition of both revenues and expenses for costs directly reimbursed related to its management agreements. Historically, expenses directly reimbursed under management agreements have been netted against the reimbursement received. All prior periods presented have been restated to conform to the new presentation. For the quarter ended September 30, 2002, the impact is an increase of $100.6 million in revenues and expenses.

     Pro forma earnings for the year ended September 30, 2002 totaled $38.2 million, or $1.06 per share, a decrease of 9% versus earnings of $41.9 million, or $1.16 per share, for fiscal 2001. Again, for comparability purposes, prior year pro forma earnings have been adjusted upward by $0.30 per share to reflect the discontinuation of goodwill amortization. Revenues (excluding reimbursed management costs) for fiscal 2002 totaled $716.9 million, an increase of 2%, versus $705.2 million in the year earlier period.

     During the fourth fiscal quarter of 2002, the Company finalized the adoption of the new accounting standard regarding goodwill (SFAS 142), which requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment at least annually. As a result of this adoption, the Company recorded a cumulative effect of accounting change of $9.3 million, net of taxes, to reflect the goodwill impairment under the new accounting standard as of October 1, 2001.

     Reported earnings (GAAP) for the quarter ended September 30, 2002 were $0.12 per share versus $0.03 in the prior year period. Reported earnings (GAAP) for the year ended September 30, 2002 were $0.93 per share, an increase of 29% over prior year earnings of $0.72 per share.

     Total year cash flow from operating activities totaled $74.8 million, an increase of $27.6 million (58%) over prior year. A portion of cash flow was used to reduce debt and preferred stock obligations a total of $33.7 million. The debt-to-total capital ratio at September 30, 2002 improved to 0.449 versus 0.494 a year ago.

     William J. Vareschi, Jr., CEO, said, "Earnings for the fourth quarter of fiscal 2002 were in line with our July guidance. Pro forma earnings exceeded last year's level by 15%, a period that was negatively impacted by the events of September 11th. We continue to build earnings momentum despite a challenging economic environment. Same-store business volumes in New York City improved during the fourth quarter with transient revenues exceeding the same period last year, however, monthly parking levels continue to be down slightly, primarily due to job losses in Manhattan. Same-store revenues for the balance of the country remain somewhat stable with pricing flat to down 1% and volume off 1%-2% as unemployment remains relatively high. Despite the economic impact on same-store volume, total fourth quarter revenues grew 2% verses the same period last year bolstered by the efficient integration of profitable acquisitions and another quarter of successful marketing efforts as evidenced by a new/lost business ratio of 1.4.

     "Looking forward, for fiscal year 2003 we expect revenues (excluding reimbursed management costs) to be approximately $757 to $771 million, an increase of about 6-8%. Our assumption is that economic growth will be 2-2.5% resulting in only modest price increases in the 1% range. The balance of our revenue growth will come from new business and improved revenue management through technology and process improvements. Based on this revenue growth, we estimate earnings for the year to total $1.18 to $1.23 per share before property-related activities (pro forma) compared to $1.06 per share in fiscal 2002. This is consistent with our expectations of growing earnings at a rate approximately twice revenue growth, reflecting the lower cost benefits associated with "Operational Excellence." Operational Excellence is our one corporate-wide initiative which is designed to deliver high quality service to our customers at the lowest cost levels in the industry.

     "For the first quarter of fiscal 2003, we expect revenues (excluding reimbursed management costs) to be approximately $184-$187 million and pro forma earnings of $0.30-$0.33 per share. This forecast is based on our expectations that economic growth will be modest over the next several months as the country works it way through the uncertainty with Iraq and diminished consumer confidence. Nonetheless, we are projecting revenue growth based on our successful marketing efforts during 2002. In fact, these efforts are accelerating as we closed new opportunities in October which will add approximately $10 million to revenues on an annualized basis."

     Vareschi concluded, "We are beginning to see improvement in our margin rates and in our operating results. Although Operational Excellence is in the early innings, the returns are beginning to flow through to the bottom line. We are optimistic that fiscal 2003 will produce solid improvement in results as we focus on executing "Operational Excellence."


     Central Parking Corporation, headquartered in Nashville, Tennessee, is a leading provider of parking and transportation services. The Company operates approximately 3,900 parking facilities containing approximately 1.6 million spaces at locations in 39 states, the District of Columbia, Canada, Puerto Rico, the United Kingdom, the Republic of Ireland, Chile, Columbia, Peru, Germany, Switzerland, Mexico, Poland, Spain, Venezuela and Greece.

     This press release contains projections and other forward-looking statements within the meaning of Section21E of the Securities and Exchange Act of 1934. These projections and statements reflect the Company's current views with the respect to future events and financial performance. No assurance can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors. A discussion of these factors is included in the Company's periodic reports filed with the Securities and Exchange Commission.

                  CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS
                                   (UNAUDITED)

Amounts  in  thousands,  except  per  share  data

                                                        THREE MONTHS ENDED     TWELVE MONTHS ENDED
                                                           SEPTEMBER 30,           SEPTEMBER 30,

                                                        2002        2001        2002        2001
                                                    ----------  ----------  ----------  ----------
Total revenues (a)                                  $ 177,898   $ 174,415   $ 716,948   $ 705,159
Total cost and expenses (a) (b)                      (163,315)   (160,318)   (645,871)   (622,508)
Interest expense, net                                    (995)     (2,332)     (6,369)    (13,717)
Other income (expenses), net                             (330)       (548)       (901)       (811)
Income taxes (c)                                       (4,220)     (3,159)    (20,704)    (21,985)
Minority interest, net of tax                          (1,222)     (1,277)     (4,874)     (4,246)
                                                    ----------  ----------  ----------  ----------
    Earnings (pro forma)                                7,816       6,781      38,229      41,892
Property-related gains (losses), net of tax            (3,385)     (3,050)       (667)     (4,902)
Gain on repurchase of mandatorily redeemable
    convertible securities of a subsidiary trust,
    net of tax                                             --          --       5,547          --
Amortization of goodwill, net of tax                       --      (2,773)         --     (10,879)
Cumulative effect of account change, net of tax            --          --      (9,341)       (258)
                                                    ----------  ----------  ----------  ----------
    Net earnings (GAAP)                             $   4,431   $     958   $  33,768   $  25,853
                                                    ==========  ==========  ==========  ==========


Pro forma earnings                                  $    0.22   $    0.19   $    1.07   $    1.17
     Basic                                          $    0.22   $    0.18   $    1.06   $    1.16
     Diluted

Net earnings per share (GAAP)
     Basic                                          $    0.12   $    0.03   $    0.94   $    0.72
     Diluted                                        $    0.12   $    0.03   $    0.93   $    0.72

Weighted average common shares:
     Basic                                             35,945      35,757      35,849      35,803
     Diluted                                           36,275      36,924      36,211      36,015




(a) Excludes revenues and expenses for amounts directly reimbursed by management clients.

(b) Excludes amortization of goodwill of $2,903 and $11,399 for the three and twelve months ended September 30, 2001, respectively. The Company adopted SFAS 142, "Goodwill and Intangible Assets," as of October 1, 2001, and therefore no longer amortizes goodwill.

(c) Income tax expense for the three and twelve months ended September 30, 2002 excludes income tax benefits on net property-related losses of $2,256 and $239, respectively, and income tax expense on gain on repurchase of mandatorily redeemable convertible securities of $0 and $3,698, respectively. Income tax expense for the three and twelve months ended September 30, 2001 excludes income tax benefit on net property-related losses of $1,628 and $2,353, respectively, and income tax benefit on goodwill amortization of $130 and $520, respectively.

                  CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                   (UNAUDITED)

Amounts  in  thousands,  except  per  share  data

                                                        THREE MONTHS ENDED
                                                           SEPTEMBER 30,

                                                          2002       2001
                                                       ---------  ---------
Revenues:
 Parking                                               $147,032   $148,631
 Management contract and other                           30,866     25,784
                                                       ---------  ---------
                                                        177,898    174,415
 Reimbursement of management contract expenses          100,601     99,936
                                                       ---------  ---------
   Total revenues                                       278,499    274,351

Costs and expenses:
 Cost of parking                                        133,404    134,391
 Cost of management contracts                            11,416      9,996
 General and administrative                              18,402     15,796
 Goodwill and non-compete amortization                       93      3,038
                                                       ---------  ---------
                                                        163,315    163,221
 Reimbursed management contract expenses                100,601     99,936
                                                       ---------  ---------
   Total costs and expenses                             263,916    263,157
Property-related gains (losses), net                     (5,641)    (4,678)
                                                       ---------  ---------
   Operating earnings                                     8,942      6,516

Other income (expenses):
 Interest income                                          2,032      1,466
 Interest expense                                        (3,027)    (3,798)
 Dividends on company-obligated mandatorily
   redeemable convertible securities                     (1,045)    (1,471)
 Equity in partnership and joint venture earnings           715        923
                                                       ---------  ---------
   Earnings before income taxes and minority interest     7,617      3,636
Income tax expense                                       (1,964)    (1,401)
Minority interest, net of tax                            (1,222)    (1,277)
                                                       ---------  ---------
   Net earnings                                        $  4,431   $    958
                                                       =========  =========


Basic earnings per share:
 Net earnings                                          $   0.12   $   0.03

Diluted earnings per share:
 Net earnings                                          $   0.12   $   0.03

                  CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                   (UNAUDITED)


Amounts  in  thousands,  except  per  share  data

                                                              TWELVE MONTHS ENDED
                                                                  SEPTEMBER 30,
                                                                2002         2001
                                                           -----------  -----------
Revenues:
 Parking                                                   $  595,836   $  603,416
 Management contract and other                                121,112      101,743
                                                           -----------  -----------
                                                              716,948      705,159
 Reimbursement of management contract expenses                390,306      373,413
                                                           -----------  -----------
   Total revenues                                           1,107,254    1,078,572

Costs and expenses:
 Cost of parking                                              525,336      513,571
 Cost of management contracts                                  49,159       41,188
 General and administrative                                    70,973       67,107
 Goodwill and non-compete amortization                            403       12,041
                                                           -----------  -----------
                                                              645,871      633,907
 Reimbursed management contract expenses                      390,306      373,413
                                                           -----------  -----------
   Total costs and expenses                                 1,036,177    1,007,320
Property-related gains (losses), net                             (906)      (7,255)
                                                           -----------  -----------
   Operating earnings                                          70,171       63,997

Other income (expenses):
 Interest income                                                6,119        5,807
 Interest expense                                             (12,488)     (19,524)
 Dividends on company-obligated mandatorily
   redeemable convertible securities                           (4,868)      (5,886)
 Gain on repurchase of company-obligated
   mandatorily redeemable convertible securities                9,245           --
 Equity in partnership and joint venture earnings               3,967        5,075
                                                           -----------  -----------
   Earnings before income taxes, minority interest
     and cumulative effect of accounting change                72,146       49,469
Income tax expense                                            (24,163)     (19,112)
Minority interest, net of tax                                  (4,874)      (4,246)
                                                           -----------  -----------
   Earnings before cumulative effect of accounting change      43,109       26,111
Cumulative effect of accounting change, net of tax             (9,341)        (258)
                                                           -----------  -----------
   Net earnings                                            $   33,768   $   25,853
                                                           ===========  ===========


Basic earnings per share:
 Earnings before cumulative effect of accounting change    $     1.20   $     0.73
 Cumulative effect of accounting change, net of tax             (0.26)       (0.01)
                                                           -----------  -----------
 Net earnings                                              $     0.94   $     0.72
                                                           ===========  ===========

Diluted earnings per share:
 Earnings before cumulative effect of accounting change    $     1.19   $     0.73
 Cumulative effect of accounting change, net of tax             (0.26)       (0.01)
                                                           -----------  -----------
 Net earnings                                              $     0.93   $     0.72
                                                           ===========  ===========


               CENTRAL  PARKING  CORPORATION  AND  SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

Amounts  in  thousands

                                                                     SEPTEMBER 30,    SEPTEMBER 30,
                                                                          2002             2001
                                                                    ---------------  ---------------
ASSETS
Current assets:
  Cash and cash equivalents                                         $       33,498   $       41,849
  Management accounts receivable                                            39,664           32,613
  Accounts receivable - other                                               15,714           16,149
  Current portion of notes receivable                                       11,549            6,836
  Prepaid expenses                                                           9,835            6,939
  Deferred income taxes                                                         72              259
                                                                    ---------------  ---------------
    Total current assets                                                   110,332          104,645

Notes receivable, less current portion                                      41,210           42,931
Property, equipment and leasehold improvements, net                        434,733          415,405
Contract and lease rights, net                                             108,406           88,094
Goodwill, net                                                              242,141          250,630
Investment in and advances to partnerships and joint ventures               12,836           30,704
Other assets                                                                49,226           54,472
                                                                    ---------------  ---------------
    Total Assets                                                    $      998,884   $      986,881
                                                                    ===============  ===============


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt and capital lease obligations   $       53,318   $       53,337
  Accounts payable                                                          73,638           77,887
  Accrued expenses                                                          43,659           24,997
  Management accounts payable                                               22,671           20,541
  Income taxes payable                                                       9,851            7,134
                                                                    ---------------  ---------------
    Total current liabilities                                              203,137          183,896

Long-term debt and capital lease obligations, less current portion         207,098          208,885
Deferred rent                                                               29,104           22,310
Deferred income taxes                                                       13,825           15,757
Minority interest                                                           31,572           31,121
Other liabilities                                                           20,259           33,466
                                                                    ---------------  ---------------
    Total liabilities                                                      504,995          495,435
                                                                    ---------------  ---------------

Company-obligated mandatorily redeemable securities of subsidiary
  holding solely parent debentures                                          78,085          110,000

Shareholders' equity:
  Common stock                                                                 360              358
  Additional paid-in capital                                               242,112          238,464
  Accumulated other comprehensive loss, net                                 (2,377)          (1,979)
  Retained earnings                                                        176,924          145,308
  Other shareholders' equity                                                (1,215)            (705)
                                                                    ---------------  ---------------
    Total shareholders' equity                                             415,804          381,446
                                                                    ---------------  ---------------
    Total Liabilities and Shareholders' Equity                      $      998,884   $      986,881
                                                                    ===============  ===============




                  CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

 Amounts  in  thousands

                                                                      TWELVE MONTHS ENDED
                                                                         SEPTEMBER 30,

                                                                         2002       2001
                                                                      ---------  ---------
Cash flows from operating activities:
  Net earnings                                                        $ 33,768   $ 25,853
  Depreciation and amortization                                         34,500     44,263
  Equity in partnership and joint venture earnings                      (3,967)    (5,075)
  Distributions from partnerships and joint ventures                     3,938      3,300
  Property-related (gains) losses, net                                     906      7,255
  Gain on sale of mandatorily redeemable convertible securities         (9,245)        --
  Cumulative effect of accounting change, net of tax                     9,341        258
  Deferred income taxes                                                 (1,738)    (7,350)
  Minority interest                                                      4,874      4,246
  Changes in operating assets and liabilities (net of acquisitions):
    Management accounts receivable                                      (4,967)      (819)
    Accounts receivable - other                                          1,001     (1,154)
    Prepaid expenses                                                    (2,896)     2,773
    Other assets                                                          (288)   (10,051)
    Accounts payable, accrued expenses and other liabilities            (1,584)    (4,966)
    Management accounts payable                                          1,692    (12,911)
    Deferred rent                                                        6,794      2,703
    Income taxes payable                                                 2,691     (1,145)
                                                                      ---------  ---------
      Net cash provided by operating activities                         74,820     47,180
                                                                      ---------  ---------

Cash flows from investing activities:
  Proceeds from disposition of property and equipment                   16,651     30,800
  Proceeds from sale of investment in partnership                       18,399         --
  Purchase of property, equipment and leasehold improvements           (36,522)   (28,639)
  Purchase of contract and lease rights                                (18,948)    (2,583)
  Acquisitions, net of cash acquired                                   (17,788)        --
  Other investing activities                                               698      1,596
                                                                      ---------  ---------
      Net cash (used( provided by investing activities                 (37,510)     1,174
                                                                      ---------  ---------

Cash flows from financing activities:
  Dividends paid                                                        (2,152)    (2,163)
  Net borrowings under revolving credit agreement                       33,500     22,488
  Principal repayments on notes payable and capital leases             (54,214)   (55,629)
  Proceeds from notes payable                                            1.136         --
  Payment to minority interest partners                                 (4,563)    (4,233)
  Repurchase of common stock                                              (488)   (12,848)
  Repurchase of mandatorily redeemable securities                      (21,823)        --
  Issuance of common stock and exercise of stock options                 3,373      2,490
                                                                      ---------  ---------
      Net cash used by financing activities                            (45,231)   (49,895)
                                                                      ---------  ---------

Foreign currency translation                                              (430)       176
                                                                      ---------  ---------
Net decrease in cash and cash equivalents                               (8,351)    (1,365)
Cash and cash equivalents at beginning of period                        41,849     43,214
                                                                      ---------  ---------
Cash and cash equivalents at end of period                            $ 33,498   $ 41,849
                                                                      =========  =========